NASDAQ: OMRI	OMRIX Biopharmaceuticals, Inc. 630 5th Avenue, 22nd Floor, New York, NY 10111 Main: (212) 887-6500 www.omrix.com
OMRIX Biopharmaceuticals Announces Positive Phase 3 Clinical Trial Results for Human Thrombin
Conference Call and Webcast Presentation to be held at 10:00 am ET on October 16, 2006
New York, NY, October 16, 2006 — OMRIX Biopharmaceuticals, Inc. (“OMRIX” or the “Company”) (NASDAQ: OMRI), a commercial-stage biopharmaceutical company that develops and markets biosurgical and antibody-based products, announced today positive results from its Phase 3 pivotal clinical trial of human thrombin in achieving hemostasis in general surgery procedures. The non-inferiority clinical trial evaluated the equivalence of topical human thrombin to bovine thrombin in terms of safety and efficacy. All primary endpoints were met.
“We are pleased with the results of our pivotal Phase 3 Thrombin trial and intend to file our BLA by November 15, 2006,” said Robert Taub, President and Chief Executive Officer. “OMRIX is committed to advancing its biosurgery pipeline and commercializing a product portfolio of safe, effective and easy to use solutions for surgeons worldwide.”
Study Design
The pivotal, multi-center, prospective, randomized, controlled, double-blinded Phase 3 clinical trial was conducted at 22 sites in the U.S. in subjects undergoing elective surgical procedures, including: cardiovascular surgery, neurologic (spine) procedures, and general surgery or post-traumatic procedures. 305 patients were randomized at a 1:1 ratio to receive either human thrombin, the investigational product or bovine thrombin, the control. Approximately half (153) of the patients received human thrombin. Enrollment of subjects by specialty included: 93 subjects in cardiovascular surgery, 121 subjects in neurologic (spine) procedures, and 91 subjects in general surgery or post-traumatic procedures. The study was designed to support broad product labeling for the use of thrombin as an aid to control bleeding during surgery.
Study Objectives and Results
The primary endpoint of the clinical trial evaluated the equivalence of topical human thrombin to bovine thrombin in terms of efficacy as determined by the success in achieving hemostasis within 10 minutes of product application in subjects undergoing elective surgical procedures, as defined above. The study met its primary endpoint, with both human and bovine thrombin achieving hemostasis within 10 minutes, 97.4% of the time. Among the three surgical procedures evaluated, the incidence of hemostasis within 10 minutes was similar between treatment groups.
The secondary endpoint of the clinical trial measured the success in achieving hemostasis at 3 and 6 minutes after product application. Overall, the study met its secondary endpoints, with human thrombin achieving hemostasis within 3 minutes, 73.2% of the time and within 6 minutes, 94.8% of the time and with bovine thrombin achieving hemostasis within 3 minutes, 72.4% of the time and within 6 minutes, 92.8% of the time.
Safety Statement
The incidence and severity of adverse events observed in this Phase 3 study were similar between treatment groups. The most common related adverse events occurring in more than 1% of patients treated with human thrombin and bovine thrombin included hypotension, pruritis and procedural complications. These adverse events are not uncommon in patients undergoing the types of surgeries evaluated in the study. Serious adverse events were experienced by 17% of patients exposed to human thrombin (n=26/153); and 11.2% of those receiving bovine thrombin (n=17/152). Most of the serious adverse events reported were expected and not related to treatment with study drug. The serious adverse events reported most often were wound infection and post-procedural complication, No other serious adverse event was reported in greater than 2 subjects.

NASDAQ: OMRI	OMRIX Biopharmaceuticals, Inc. 630 5th Avenue, 22nd Floor, New York, NY 10111 Main: (212) 887-6500 www.omrix.com
About Human Thrombin
Topical human thrombin, a new, human plasma-derived concentrate of stabilized thrombin formulated with calcium chloride, is one of two components of EVICEL (formerly Crosseal®), a U.S. licensed fibrin sealant. EVICEL (CROSSEAL®) fibrin sealant is also marketed worldwide (under the name QUIXIL®). These products have a strong record of safety. Unlike the currently available commercial bovine thrombin, no material of animal origin is present in this product. Products derived from human blood, such as topical human thrombin, may be less immunogenic than products derived from animal sources.
Conference Call and Webcast Information
OMRIX will host a live conference call today, October 16, 2006 at 10:00 am ET, to discuss the clinical trial results. The live event will include a simultaneous slide presentation followed by a moderated question and answer session via webcast. Event participants will include: Craig Fischer, M.D., Hepatobiliary and Upper Gastrointestinal Surgery, Weill Medical College of Cornell University, Bernard Horowitz, Ph.D., Chairman of Science Committee, OMRIX Biopharmaceuticals, Sara Horn, Ph.D., OMRIX Biopharmaceuticals, Peter C. Johnson, M.D., Clinical Professor of Surgery, University of North Carolina School of Medicine, Nissim Mashiach, Senior Vice President, Operations, OMRIX Biopharmaceuticals, and Robert Taub, President and Chief Executive Officer, OMRIX Biopharmaceuticals.
To access the live telephonic broadcast, U.S. callers should dial (800) 289-0494; international callers may dial (913) 981-5520. The simultaneous slide presentation webcast will be available via the Investor Relations section of the Company’s website at www.omrix.com. Participants are urged to log on to the website 15 minutes prior to the scheduled start time to download and install any necessary software.
An audio replay of the conference call will be available from 1:00 p.m. ET on Monday, October 16, 2006 through 11:59 p.m. ET on Monday, October 23, 2006 by dialing (888) 203-1112 from the U.S. or (719) 457-0820 when calling internationally, and entering confirmation code 4718463. The webcast will remain available on the company’s website, www.omrix.com, for 30 days.
About OMRIX Biopharmaceuticals, Inc.
OMRIX, a commercial-stage biopharmaceutical company, develops and markets innovative biosurgical and antibody-based products, utilizing its proprietary protein purification technology and manufacturing know-how. As part of its business strategy, OMRIX commercializes certain biosurgical products through collaborations with companies whose marketing and sales expertise are a complement to OMRIX’s own areas of specialty. OMRIX’s novel and easy-to-use biological-device convergence products address unmet medical needs. For more information, please visit: www.omrix.com.
Safe Harbor Statement
This press release contains forward-looking statements. Forward-looking statements provide the company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the company’s filings with the SEC, including sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Prospectus as filed with the Securities and Exchange Commission on April 21, 2006 and the company’s most recent quarterly reports on

NASDAQ: OMRI	OMRIX Biopharmaceuticals, Inc. 630 5th Avenue, 22nd Floor, New York, NY 10111 Main: (212) 887-6500 www.omrix.com
Form 10-Q and its current reports on Form 8-K. Unless required by law, the company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.
Contact:

     Investors:
     Michael Burshtine
     SVP, Chief Financial Officer
     OMRIX Biopharmaceuticals, Inc.
     (212) 887-6500; mike.burshtine@omrix.com

Francesca M. DeMartino
Director, Investor Relations
OMRIX Biopharmaceuticals, Inc.
(212) 887-6510; francesca.demartino@omrix.com

     Media:
     Francesca T. DeVellis
     Senior Vice President
     Feinstein and Kean Healthcare
     (617) 577-8110; francesca.devellis@fkhealth.com